Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037                                 PHONE: (801) 927-1337  FAX: (801) 927-1344

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form SB-2 Registration Statement of our report dated July 23, 2004 on our audits of the financial statements of BidGive International, Inc., as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002.

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, Utah

July 26, 2004